Exhibit 99.1

QuantumScape and Volkswagen Sign Agreement to Select Location for Joint Venture Pilot-Line

Facility

SAN JOSE, Calif. – May 14, 2021 – QuantumScape Corporation, (NYSE: QS, or “QuantumScape”) today announced that it has entered into an agreement with Volkswagen Group of America, Inc. to select the location of their joint-venture solid-state battery pilot-line facility by the end of 2021. The companies currently contemplate Salzgitter, Germany for the location.

The pilot-line facility, QS-1, will initially be a 1-gigawatt hour (GWh) battery cell commercial production plant for electric vehicle batteries. QuantumScape and Volkswagen intend to expand production capacity by a further 20 GWh at the same location.

“Our goal has been to bring our solid-state lithium-metal batteries to market as soon as possible,” said Jagdeep Singh, CEO and co-founder of QuantumScape. “This joint venture brings together QuantumScape’s core battery technology with Volkswagen’s deep understanding of high-volume, high-quality production, and maximizes our ability to bring this technology into industrial production.”

QS-1 will follow QS-0, QuantumScape’s planned pre-pilot line. In its Q1 Shareholder Letter, QuantumScape highlighted progress on that front as well, securing a facility in San Jose to house the QS-0 line. To fulfill the strong inbound interest in its technology, the company also recently announced it was doubling the initial QS-0 capacity to over 200,000 cells annually, enough for hundreds of test vehicles each year.

In March, QuantumScape announced an additional $100 million in funding from Volkswagen after Volkswagen confirmed through tests at its labs in Germany that QuantumScape cells met the established technical milestone.

About QuantumScape Corporation

QuantumScape is a leader in developing next-generation solid-state lithium-metal batteries for use in electric vehicles. The company’s mission is to revolutionize energy storage to enable a sustainable future. For more information, please visit www.quantumscape.com.

Forward-Looking Statements

The information in this press release includes a “forward-looking statement” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, regarding the development, timeline and performance of QuantumScape’s products and technology are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside QuantumScape’s control and are difficult to predict. Factors that may cause such differences include but are not limited to the ones listed here. The Company faces significant barriers in its attempts to produce a solid-state battery cell and may not be able to successfully develop its solid-state battery cell. Building high volumes of multi-layer cells in the commercial form factor and with higher layer count requires substantial development effort. The Company could encounter significant delays and/or technical challenges in replicating the performance seen in its single-layer cells and four-layer cells and in achieving the high yield, reliability, uniformity and performance targets required for commercial production and sale. The Company may encounter delays and other obstacles in acquiring, installing and operating new manufacturing equipment for automated and/or continuous-flow processes, including vendor delays and challenges optimizing complex manufacturing processes. QuantumScape cautions that the foregoing list of factors is not exclusive. Additional information about factors that could materially affect QuantumScape is set forth under the “Risk Factors” section in the registration statement filed by QuantumScape with the SEC on March 25, 2021 and available on the SEC’s website at www.sec.gov.

Except as otherwise required by applicable law, QuantumScape disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

For Investors

John Saager, CFA

Head of Investor Relations

ir@quantumscape.com

For Media

media@quantumscape.com

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